Exhibit 5.1

Keller Rohrback l.l.p.

Laurie B. Ashton AZ, CO**
Jerald Bien-Willner AZ, CA
Ian S. Birk WA
Kenneth A. Bloch WA
Karen E. Boxx WA**
Gretchen Freeman Cappio WA
Alison Chase AZ, CA
T. David Copley AZ, NY, WA
Rob J. Crichton NY, WA
Maureen M. Falecki WA
Juli Farris CA, WA
Raymond J. Farrow WA
Eric J. Fierro AZ
William L. Fleming WA
Alison S. Gaffney WA
Glen P. Garrison ID, WA
Laura R. Gerber WA
Matthew M. Gerend WA

Gary A. Gotto AZ, MT
Benjamin Gould CA, WA
Christopher Graver AZ
Mark A. Griffin AZ, WA
Irene M. Hecht WA
Scott C. Henderson WA
Michael G. Howard WA
Dean N. Kawamoto CA, DC, WA
Erika M. Keech WA
Ron Kilgard AZ, DC, NY
Kathryn M. Knudsen WA
David J. Ko WA
Tanya Korkhov NY
Eric R. Laliberte WA
Benjamin J. Lantz WA
Luke M. LaRiviere WA
Cari Campen Laufenberg WA
Elizabeth A. Leland WA

Jeffrey Lewis CA
Tana Lin DC, IL, MI, WA
Derek W. Loeser NY, WA
Holly E. Lynch WA
Ryan McDevitt WA
Daniel Mensher OR, WA
Ian J. Mensher WA
Rachel Morowitz DC, WA
Gretchen S. Obrist WA
Robert S. Over WA
Dudley B. Panchot WA**
David S. Preminger NY
Matthew J. Preusch CA, OR
Erin M. Riley WA, WI
Steven N. Ross WA**
Isaac Ruiz WA
David J. Russell WA
Mark D. Samson AZ, DC

Lynn Lincoln Sarko DC, WA, WI
William C. Smart WA
Christopher L. Springer CA
Thomas A. Sterken WA
Paul A. Tonella WA
Beth M. Strosky WA
Karin B. Swope WA
Havila C. Unrein CA, MT, WA**
Gabe E. Verdugo WA
Amy Williams-Derry MA, WA
Michael Woerner WA
Benson D. Wong WA
Edwin G. Woodward WA**
Laura Zanzig-Wong WA

** Of Counsel

September 7, 2018

Board of Directors FS Bancorp, Inc. 6920 220th Street S.W. Mountlake Terrace, WA 98043
Re:	FS Bancorp, Inc. Registration Statement on Form S-4

To the Board of Directors:
You have requested our opinion as special counsel for FS Bancorp, Inc., a Washington corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of up to 725,586 shares of the Company's common stock, a par value of $0.01 per share (the "Shares"), pursuant to the Agreement and Plan of Merger dated July 17, 2018, by and among the Company and Anchor Bancorp (the "Merger Agreement").
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the articles of incorporation of the Company as currently in effect; (iii) the bylaws of the Company as currently in effect; (iv) the Merger Agreement; (v) certain resolutions of the Board of Directors of the Company relating to the Merger Agreement and the issuance of the securities covered by the Registration Statement; and (vi) such other documents, corporate records and instruments as we have deemed necessary or appropriate in connection with the issuance of this opinion.
Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Shares are issued as contemplated by the Registration Statement; and (iii) the Shares will be issued in the manner stated in the Registration Statement; we are of opinion that:

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Board of Directors FS Bancorp, Inc.	Keller Rohrback l.l.p.
September 7, 2018
Page
The Shares, or any portion thereof, that will be issued as provided in the Merger Agreement will be validly issued, fully paid and non-assessable.
We express no opinion as to laws other than the laws of the State of Washington with respect to the opinions set forth in paragraph (1) above, including the provisions of the Washington State Constitution and the reported judicial decisions interpreting such law.
We hereby consent to the reference to us under the heading "Legal Matters" in the Registration Statement and the proxy statement/prospectus included therein and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.
This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.
Very truly yours,

/s/KELLER ROHRBACK L.L.P.

KELLER ROHRBACK L.L.P.